EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-127030, 333-140858 and 333-151106) of SoftBrands, Inc. of our report dated December 9, 2008 relating to the consolidated financial statements, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
December 10, 2008